The computation of net income per share for the three and six months ended June 30, 1997 and 1996 is as follows: (000's omitted except per share data)


                                                            Three Months Ended               Six Months Ended
                                                                  June 30                        June 30
                                                                (unaudited)                    (unaudited)
                                                             1997         1996              1997         1996
                                                          ------------------------      ---------------------------
Primary

Net income                                                $  21,268    $    14,893      $    43,580     $    36,896
Add:   Adjustments to net income
          net of tax, related to
          convertible debentures                               (354)          (398)          (1,077)           (725)
       Adjustments to net income related
          to the stated and embedded dividends
          on the series B preferred stock                    (1,117)            00           (4,426)             00
                                                          ---------    -----------      -----------     -----------
     Adjusted net income                                  $  19,797    $    14,495      $    38,077     $    36,171
                                                          =========    ===========      ===========     ===========

Average common shares outstanding                            34,656         31,515           33,990          31,085
Dilutive common equivalent shares
     issuable upon the exercise of
     options currently outstanding to
     purchase common shares                                     926          1,383            1,014           1,243
Conversion of Debentures                                      2,055          1,472            2,055           1,472
                                                          ---------    -----------      -----------     -----------
                                                             37,637         34,370           37,059          33,800
                                                          =========    ===========      ===========     ===========

Net income per share                                      $     .53    $       .42      $      1.03     $      1.07
                                                          =========    ===========      ===========     ===========

Fully Diluted

Net income                                                $  21,268    $    14,893      $    43,580     $    36,896
Add:   Adjustments to net income
         net of tax, related to
         convertible debentures                               1,526          1,433            2,693           2,831
       Adjustments to net income related
         to the stated and embedded dividends
         on the series B preferred stock                     (1,117)            00           (4,426)             00
                                                          ---------    -----------      -----------     -----------

     Adjusted net income                                  $  21,677    $    16,326      $    41,847     $    39,727
                                                          =========    ===========      ===========     ===========

Average common shares outstanding                            34,656         31,515           33,990          31,085
Dilutive common equivalent shares
     issuable upon the exercise of options
     currently outstanding to purchase
     common shares                                            1,494          1,387            1,490           1,336
Conversion of Debentures                                      7,255          6,684            7,255           6,684
Put option common stock equivalents                              00             00               00              00
                                                          ---------    -----------      -----------     -----------
                                                             43,405         39,586           42,735          39,105
                                                          =========    ===========      ===========     ===========

Net income per share                                      $     .50    $       .41      $       .98     $      1.02
                                                          =========    ===========      ===========     ===========